EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

DENBURY RESOURCES INC.

We consent to the incorporation by reference in Registration Statement Nos. 333-1006, 333-27995, 333- 55999, 333-70485, 333-39172 and 333-39218 of Denbury
Resources Inc. on Forms S-8 of our report dated February 22, 2001, appearing in this Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 16, 2001

                                    EX 23 - 1